Exhibit 4.12

Amended and Restated Plan of Recapitalization

Speedemissions, Inc. has adopted the following plan of recapitalization to be effective as of the close of Business on October 12, 2007:

(a) Existing Common Stock Purchase Warrant “A” issued to Barron Partners LP for 2,621,496 shares of Common Stock, a copy of which is attached as Exhibit A, will be surrendered and exchanged for Common Stock Purchase Warant “AA-1” for 2,621,496 shares of Common Stock in the form attached hereto as Exhibit B.

(b) Existing Common Stock Purchase Warrant “B” issued to Barron Partners LP for 1,965,935 shares of Common Stock, a copy of which is attached as Exhibit C, will be surrendered and exchanged for (i) Common Stock Purchase Warrant “AA-2” for 1,574,314 shares of Common stock in the form attached hereto as Exhibit D, (ii) Common Stock Purchase Warrant “AA-3” for 195,810 shares of Common stock in the form attached hereto as Exhibit E, and (iii); Common Stock Purchase Warant “AA-4” for 195,811 shares of Common stock in the form attached hereto as Exhibit F.

(c) Existing Common Stock Purchase Warrant “C” issued to Barron Partners LP for 4,000,000 shares of Common Stock, a copy of which is attached as Exhibit G, will be surrendered and exchanged for Common Stock Purchase Warrant “AA-5” for 4,000,000 shares of Common Stock in the form attached hereto as Exhibit H.

(d) Existing Common Stock Purchase Warrant for 4,000,000 shares of Common Stock issued to Barron Partners LP, a copy of which is attached as Exhibit I, will be surrendered and exchanged for Common Stock Purchase Warrant “AA-6” for 4,000,000 shares of Common Stock in the form attached hereto as Exhibit J.

(e) Existing Common Stock Purchase Warrant for 2,400,000 shares of Common Stock issued to Global Capital Funding Group, L.P., a copy of which is attached as Exhibit K, will be surrendered and exchanged for (i) Common Stock Purchase Warant “AA-7” for 800,000 shares of Common Stock in the form attached hereto as Exhibit L, (ii) Common Stock Purchase Warant “AA-8” for 800,000 shares of Common Stock in the form attached hereto as Exhibit M, and (iii) Common Stock Purchase Warrant “AA-8” for 800,000 shares of Common Stock in the form attached hereto as Exhibit N.

(f) Except as specifically provided for otherwise in this Plan of Recapitalization, there are no changes to any other securities of the Company which have been issued, or authorized but unissued, and each and every certificate representing one or more securities of the Company which has been issued immediately prior to the taking effect of the Plan shall thereafter represent the same security immediately after the taking effect of the Plan.